UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
___________________________________

Date of Report (Date of earliest event reported): December 8, 2025
Klaviyo, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-41806 (Commission File Number)	46-0989964 (IRS Employer Identification Number)
125 Summer Street, 6th Floor, Boston, MA		02110
(Address of Principal Executive Offices)		(Zip Code)

(617) 213-1788
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Series A common stock, par value $0.001 per share	KVYO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of co-Chief Executive Officer
On December 8, 2025, the Board of Directors (the “Board”) of Klaviyo, Inc. (the “Company”) appointed Chano Fernández as the Company’s co-Chief Executive Officer, effective January 1, 2026. Mr. Fernández will serve as co-Chief Executive Officer with Andrew Bialecki, the Company’s co-founder and co-Chief Executive Officer, who was previously the sole Chief Executive Officer.
Mr. Fernández, 56, has served as a member of the Board since July 2023 and as the Company’s Interim Executive Officer since September 2025. He previously served as Co-Chief Executive Officer for Eightfold.ai, a Talent Intelligence management AI platform, from January 2024 to August 2025. Prior to that, he served as Workday’s Co-Chief Executive Officer from August 2020 to December 2022, and as a director from April 2021 to December 2022. Mr. Fernández also served as Workday’s Co-President from February 2018 to August 2020, Executive Vice President, Global Field Operations from February 2017 to February 2018, and President, EMEA and APJ from January 2014 to February 2017. Prior to joining Workday, Mr. Fernández served as Senior Vice President and Head of Innovation Sales at SAP EMEA, an enterprise application software company, from January 2007 to December 2013. He also previously served as Vice President of EMEA Sales at Infor, Inc., a founding partner and General Manager at Blue C, and a senior consultant for McKinsey & Company. Mr. Fernández holds a B.S. in Physics from the University of Salamanca and an M.B.A. from the Instituto de Empresa, both in Spain.
Other information regarding Mr. Fernández required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K was previously disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on April 23, 2025.
Velocity Global Switzerland GmbH (“Velocity”) serves as Mr. Fernández’s legal employer of record and Mr. Fernández’s services are made available to the Company through the Company’s existing service agreements with Velocity. In connection with his appointment as co-Chief Executive Officer, on December 8, 2025, Mr. Fernández’s existing employment agreement with Velocity was amended to, among other things, provide for a base salary of CHF 800,000 per annum, effective as of the date of his appointment (the “Amended Employment Agreement”). The Amended Employment Agreement has an indefinite term. Mr. Fernández also entered into a Variable Compensation Agreement with Velocity on December 8, 2025 (the “Variable Compensation Agreement”), providing for an annual target bonus of CHF 400,000.
Mr. Fernández will also receive a grant of time-based restricted stock units with an initial equity value of $33,000,000 (the “RSUs”). The RSUs will vest in twelve quarterly installments, subject to Mr. Fernández’s continued service with the Company as co-Chief Executive Officer through the applicable vesting date.
Additionally, Mr. Fernández will receive a grant of performance stock units with an initial equity value equal to $36,000,000 (the “PSUs”). The PSUs will vest in up to four tranches over a five-year measurement period, subject to the achievement of specified performance targets tied to the trading price of the Company’s Series A common stock and Mr. Fernández’s continued service with the Company as co-Chief Executive Officer through the applicable vesting date. Each tranche of PSUs will vest only if the trading price of the Company’s Series A common stock closes at or above a specified dollar value for a period of at least sixty consecutive calendar days during the applicable measurement period. The stock price targets for tranches 1 through 4 are $40.00, $55.00, $70.00, and $85.00 per share, respectively, subject to proportionate adjustment in the event of any stock split or other similar change in the Company’s capital stock.
Mr. Fernández entered into an RSU and PSU Intention Letter with the Company on December 8, 2025 in connection with the proposed awards of RSUs and PSUs described herein (the “Intention Letter”).
In the event Mr. Fernández’s service relationship is terminated by the Company without cause or by Mr. Fernández for good reason, he will be entitled to certain severance benefits consisting of a lump sum cash payment equal to thirteen times his then-current monthly base salary, and an additional lump sum cash payment equal to his then-current performance bonus target. Further, in the event Mr. Fernández’s service relationship is terminated by the Company without cause or by Mr. Fernández for good reason, in each case, within eighteen months of the commencement of his service as co-Chief Executive Officer, (i) 50% of Mr. Fernández’s then outstanding and unvested RSUs will become fully vested on the date of such termination, and (ii) to the extent that a performance target is met for any tranche of the PSUs during any applicable measurement period and the termination of Mr. Fernández’s continued service occurs following achievement of such performance target but prior to the applicable vesting date for the applicable tranche(s), the vesting of the applicable tranche(s) will occur on the date of such termination.

Additionally, in the event of a change in control of the Company, and subject to Mr. Fernández’s continued service as co-Chief Executive Officer through the closing of the change in control, (i) all of Mr. Fernández’s then outstanding and unvested RSUs will become fully vested upon the closing of the change in control, and (ii) to the extent that a performance target is met for any tranche of the PSUs during any applicable measurement period and the closing of the change in control occurs thereafter but prior to the vesting date for the applicable tranche(s), the vesting of the applicable tranche(s) shall occur on the closing of the change in control.
Mr. Fernández will remain a member of the Board and will not receive any compensation for his service on the Board while he serves as co-Chief Executive Officer. Mr. Fernández does not have a family relationship with any director or executive officer of the Company (or any person nominated or chosen by the Company to become a director or executive officer of the Company) or a direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 401(d) or Item 404(a) of Regulation S-K.
The foregoing descriptions of the Amended Employment Agreement, the Variable Compensation Agreement, and the Intention Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, copies of which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On December 8, 2025, the Board approved an amendment and restatement of the Company’s Amended and Restated Bylaws (the “Second Amended and Restated Bylaws”) to allow for up to two Chief Executive Officers under Article III of the Second Amended and Restated Bylaws.
The foregoing description of the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 - Regulation FD Disclosure
On December 9, 2025, the Company issued a press release announcing Mr. Fernández’s appointment as co-Chief Executive Officer. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1. The information in the press release attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Klaviyo, Inc.
10.1	Amended Employment Agreement, dated December 8, 2025, between Velocity Global Switzerland GmbH and Luciano Fernández Gomez.
10.2	Variable Compensation Agreement, dated December 8, 2025, between Velocity Global Switzerland GmbH and Luciano Fernández Gomez.
10.3	RSU and PSU Intention Letter, dated December 8, 2025, between Klaviyo, Inc. and Luciano Fernández Gomez.
99.1	Press Release issued by Klaviyo, Inc., dated December 9, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 9th day of December, 2025.

KLAVIYO, INC.

By:	/s/ Amanda Whalen
Name:	Amanda Whalen
Title:	Chief Financial Officer